[EXECUTION COPY]



AMENDMENT AGREEMENT


        This AMENDMENT AGREEMENT (this Agreement or this Amendment), dated as of August 1, 1994, is entered into by and among DRAVO CORPORATION, a Pennsylvania corporation (Dravo), DRAVO LIME COMPANY, a Delaware corporation (Lime), DRAVO BASIC MATERIALS COMPANY, INC., an Alabama corporation (Basic, together with Lime referred to herein as the Companies), FIRST ALABAMA BANK (FAB), PNC BANK, NATIONAL ASSOCIATION (formerly known as Pittsburgh National Bank) (PNC), CONTINENTAL BANK (formerly known as Continental Bank N.A.) (Continental), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (acting through Prudential Capital Group, Prudential; FAB, PNC, Continental and Prudential herein collectively referred to as Lenders and each a Lender), and FAB, as agent for the Lenders (in such capacity, together with its successors and assigns, the Agent).


                            PRELIMINARY STATEMENTS

        (1) The Companies, Dravo and the Lenders have entered into an Override Agreement, dated as of January 21, 1992, as amended by the First Amendment to Override Agreement, dated March 10, 1993, and the Second Amendment to Override Agreement, dated as of March 7, 1994 (as so amended, the Override Agreement). In addition, the Companies, the Agent and the Lenders have entered into an Amended and Restated
Revolving Credit Agreement, dated as of January 21, 1992, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 7, 1994 (as so amended, the Revolving Credit Agreement). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Override Agreement, as amended hereby.

        (2) Lime has entered into a lime supply agreement, dated June 21, 1993 (the OPCO Agreement), with Ohio Power
Company, an Ohio corporation. In order to fulfill its obligations under the OPCO Agreement, Lime requires additional production facilities (the New Project) at its Black River Facility. In addition, to the extent that the New Project has capacity beyond that needed to service the OPCO Agreement, Lime plans to utilize the New Project to service other lime supply agreements in order to benefit from the cost savings to be realized from the efficiency of the New Project's equipment.
                             -1-
        (3) To finance a portion of the cost of constructing the New Project, the Lenders have agreed to increase their commitments under the Revolving Credit Agreement by $6,000,000 and to extend the maturity thereof, and Prudential, acting through Prudential Power Funding Associates (PruPower), has agreed to purchase up to $50,000,000 of promissory notes to be issued by Lime SPV.

        (4)    The parties hereto desire to amend the Revolving
Credit Agreement, the Override Agreement and certain other
Operative Documents to reflect the financing of the New
Project and that, among other things, additional property is being pledged to the Lenders as collateral security.

        NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE I

                     THIRD AMENDMENT TO OVERRIDE AGREEMENT

        1.01.  Amendments to Override Agreement  The Override
Agreement shall be, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 5.01 hereof, amended as follows:

        (a) Amendments to Article IV. Article IV shall be amended as follows:

               (i) Section 4.01(a)(viii) is amended by deleting in its entirety the phrase "generally recognized under law." appearing in the last sentence thereof and substituting therefor the new phrase "generally recognized under law; and", and by adding the following new clause (ix) thereafter:

                       "(ix)  promptly upon receipt or transmission
               thereof, a copy of each report (financial or otherwise), notice (including, without limitation, any notice disclosing any default), certificate or statement received or provided by it or any of its Subsidiaries pursuant to any Transaction
               Document, to the extent not provided to the Lenders by any Dravo Party pursuant to clauses (i) through (viii) above."

               (ii) Section 4.01(b) is amended by deleting in its entirety the phrase "and its Subsidiaries" in each place in which it appears
                             -2-


        therein and substituting therefor in each case the new phrase "and its Subsidiaries (other than Lime SPV)".

               (iii) Section 4.01(b) is further amended by adding the following sentences at the end thereof:

               "The inspection rights of the Lenders with respect to Lime SPV shall be governed by the Master Common Facilities Agreement as in effect on the Initial Funding Date. Each of the Dravo Parties further covenants that, so long as a Lender shall hold any Note or Notes or any Secured Obligation shall remain outstanding, it will permit one of the Lenders and its representatives to perform an annual collateral audit with respect to the Collateral, at the expense of the Dravo Parties, which collateral audit shall be conducted in accordance with such Lender's then existing practices and procedures relating to collateral audits."

               (iv) Section 4.01(c) is amended by deleting in its entirety the phrase "if any of the Dravo Parties creates" and substituting therefor the new phrase "if any of the Dravo Parties or any Subsidiary of a Dravo
        Party creates".

               (v) Section 4.01(d) is amended by deleting in its entirety the phrase "or any of its Subsidiaries" and substituting therefor the new phrase "or any of its Subsidiaries (other than Lime SPV, the SPV General
        Partner and the SPV Limited Partner)".

               (vi) Section 4.01(e) is amended by deleting in its entirety the phrase "and will cause each of its Subsidiaries" and substituting therefor the new phrase
        "and will cause each of its Subsidiaries (other than Lime
        SPV, the SPV General Partner and the SPV Limited
        Partner)".

               (vii) Section 4.01(f) is amended by deleting in its entirety the phrase "nor any Subsidiary" and substituting therefor the new phrase "nor any Subsidiary (other than Lime SPV, the SPV General Partner and the SPV Limited Partner)".

               (viii) Section 4.01(g) is amended by deleting in its entirety the phrase "(other than Discontinued
        Subsidiaries)" in each place in which it appears therein
        and substituting therefor in each case the new phrase "(other than Discontinued Subsidiaries, Lime SPV, the SPV General Partner and the SPV Limited Partner)".
                             -3-
               (ix) Section 4.01(h) is amended by deleting in its entirety the phrase "and will cause each of its Subsidiaries" and substituting therefor the new phrase
        "and will cause each of its Subsidiaries (other than Lime SPV, the SPV General Partner and the SPV Limited
        Partner)".

               (x)     Section 4.01(l) is amended by adding
        immediately following the phrase "the commencement of any such operations thereon by the Dravo Parties" the phrase "(other than any properties acquired by Lime SPV for use in the Project)".

               (xi)    Section 4.01 is amended by adding the
        following new subsections (m), (n), (o), (p), (q), (r) and (s) at the end thereof:

                       "(m)  Direct Ownership of Lime SPV, the SPV
               General Partner and the SPV Limited Partner. Lime shall maintain direct 100% ownership of all capital stock (other than the Class B Common Stock of the SPV General Partner) of the SPV General Partner and the SPV Limited Partner, and shall cause the SPV General Partner and the SPV Limited Partner to maintain direct 100% ownership of all of the partnership interests of Lime SPV.

                       (n)    Lime SPV, SPV General Partner and SPV
               Limited Partner Organizational Documents.  Lime
               shall not, without the prior written consent of the Lenders, permit Lime SPV, the SPV General Partner and the SPV Limited Partner to amend, supplement, replace, restate or otherwise modify any of the organizational documents of such Person, including, without limitation, (i) the limited partnership agreement and certificate of limited partnership of Lime SPV and (ii) the articles of incorporation of the SPV General Partner and the
               SPV Limited Partner.
                             -4-
                       (o) Issuance of Additional Capital Stock by the SPV General Partner and the SPV Limited
               Partner.  Except for (i) one share of Class B
               Common Stock issued by the SPV General Partner to PruPower and (ii) any shares of capital stock issued by the SPV General Partner and the SPV
               Limited Partner to Lime on or before the Initial Funding Date, Lime shall not permit the SPV General Partner or the SPV Limited Partner to issue, sell or otherwise dispose of (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) any shares of any class of its capital stock.

                       (p)    Distributions Under Deposit and
               Disbursement Agreement.  Lime shall cause Lime
               SPV, the SPV General Partner and the SPV Limited Partner to distribute immediately to Lime all funds received by Lime SPV pursuant to the Deposit and Disbursement Agreement.

                       (q) Amendments to Master Common Facilities Agreement and Deposit and Disbursement
               Agreement. Lime shall not, without the prior written consent of the Lenders, enter into any amendment of (i) the provisions of the Master
               Common Facility Agreement set forth in Section 9.1 of the Project Intercreditor Agreement or (ii) the requirement set forth in Section 2.2(b)(ii) of the Deposit and Disbursement Agreement that Lime shall receive all remaining amounts after all other required payments (including, without limitation, required payments resulting from any amendment to said Section 2.2(b)(ii)) have been made pursuant thereto.

                       (r) Replacement of Lime as Operator of the Black River Facility. Lime agrees and acknowledges that the Lenders shall have the right to replace
               Lime as the operator of the Black River Facility in accordance with the terms of the Master Common Facilities Agreement.

                       (s)    Indemnity of Lime SPV Against Lime.
               Notwithstanding anything to the contrary
               contained in the Master Common Facilities
               Agreement, Lime (in its capacity as "Operator" thereunder) shall have no obligation to indemnify Lime SPV with respect to any amounts due and payable on the Notes (as defined in the Note Purchase Agreement) (including, without limitation, any principal, interest, fees or Make-Whole Amount (as defined in the Note
                             -5-
               Purchase Agreement)), except to the extent of any amounts realized upon the sale, foreclosure or other disposition of the Shared Collateral (as defined in Annex A to the Project Intercreditor Agreement)."

               (xii) Section 4.02(b) is amended in its entirety to read as follows:

                       "(i)   Dravo shall cause the Fixed Charge
               Coverage Ratio of Dravo and its Subsidiaries as at the end of each of Dravo's fiscal quarters to equal or exceed the following values for the fiscal quarters ending during the following periods:

                                                          Minimum Fixed
               Relevant Period                            Charge Ratio

               January 1, 1994 through and
                 including December 31, 1994                     1.70

               January 1, 1995 through and
                 including December 31, 1995                     1.35

               January 1, 1996 through and
                 including December 31, 1996                     2.00

               January 1, 1997 through and
                 including December 31, 1997                     2.75

               January 1, 1998 and thereafter                           3.00

               provided, however, that in the event that the maturity date of the Debt of Lime to FAB under the Longview Credit Agreement is extended for at least 12 months beyond the maturity date of such Debt as in effect on August 1, 1994, the minimum Fixed Charge Coverage Ratio of Dravo and its Subsidiaries with respect to the period January 1, 1995 through and including December 31, 1995 shall be 1.70.

                       (ii)   Dravo shall cause the Discontinued
               Operations Fixed Charge Coverage Ratio of Dravo
               and its Subsidiaries as at the end of each of
               Dravo's fiscal quarters to equal or exceed the
               following values for the fiscal quarter ending
               during the following periods:
                             -6-
                                                        Minimum Discontinued
                                                        Operations Fixed Charge
               Relevant Period                               Coverage Ratio

               January 1, 1994 through and
                 including December 31, 1994                       1.50

               January 1, 1995 through and
                 including December 31, 1995                       1.25

               January 1, 1996 through and
                 including December 31, 1996                       2.00

               January 1, 1997 through and
                 including December 31, 1997                       2.75

               January 1, 1998 and thereafter                             3.00"

               provided, however, that in the event that the maturity date of the Debt of Lime to FAB under the Longview Credit Agreement is extended for at least 12 months beyond the maturity date of such Debt as in effect on August 1, 1994, the minimum Discontinued Operations Fixed Charge Coverage
               Ratio of Dravo and its Subsidiaries with respect to the period January 1, 1995 through and including December 31, 1995 shall be 1.50."

        (b) Amendments to Article V. Article V shall be amended as follows:

               (i) Section 5.01(c) is amended in its entirety to read as follows:

                       "(c)  Debt.  Dravo shall not, and shall not
               permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Debt in excess of the lesser of:

                       (i)    the following percentages of Dravo
               Consolidated Net Tangible Assets ("DCNTA") of Dravo
               and its Subsidiaries during the periods
               corresponding to such percentages in the table
               set forth below:
                             -7-
                                                            Amount of Permitted
                                                            Debt as a Percentage
               Relevant Period                                    of DCNTA

               January 1, 1994 through and
                 including December 31, 1995                            61%

               January 1, 1996 through and
                 including December 31, 1996                            57%

               January 1, 1997 through and
                 including December 31, 1997                            50%

               January 1, 1998 and thereafter                           45%

                                            OR

                       (ii)   the sum of (x) $170,000,000 plus (y) 100%
               of the cash proceeds received by Dravo in connection with the issuance or sale of any capital stock of Dravo (net of any reasonable costs and expenses incurred by Dravo in connection with such issuance or sale) occurring after the Closing Date plus (z) 100% of the amount by which Consolidated Net Earnings from Continuing Operations generated after
               September 30, 1991 exceeds the greater of (A) $40,000,000 and (B) the aggregate amount of Losses from Discontinued Operations after September 30,
               1991; provided, however, that in no event shall such amount be less than zero."

               (ii) Section 5.01(d) is amended by deleting the phrase "(other than the Secured Obligations)" in its entirety and substituting therefor the new phrase
        "(other than (A) the Secured Obligations, (B) any Debt incurred in connection with the Project pursuant to the Note Purchase Agreement and the other Financing
        Documents and (C) any Debt permitted by Section 5.01(e) hereof)".

               (iii)   Section 5.01(d) is further amended by
        deleting the phrase "in excess of 10% of Dravo
        Consolidated Net Tangible Assets" in its entirety and substituting therefor the new phrase "in excess of 7% of Dravo Consolidated Net Tangible Assets".

               (iv) Section 5.01 is amended by adding the following new subsection (e) at the end thereof:
                             -8-
                       (e)  Maximum Project Debt.  Dravo shall not
               permit Lime SPV, the SPV General Partner and the SPV Limited Partner to create, incur, assume or suffer to exist at any time subsequent to the Initial Funding Date, any Debt for borrowed money or any guaranties of Debt for borrowed money
               (other than the outstanding principal amount of the Notes (as defined in the Note Purchase Agreement), which in no event shall exceed $50,000,000) in an aggregate amount in excess of the sum of (i) $10,000,000, (ii) the amount of any Debt incurred to finance capital expenditures required to enable such Persons to comply with Applicable Law (including, without limitation, Environmental Laws (as defined in the Note
               Purchase Agreement)) and (iii) the amount of any Debt incurred by such Persons upon the occurrence and during the continuance of an Event of Default (as defined in Annex A to the Project Intercreditor Agreement).

               (v) Section 5.02(a)(iii) is amended by deleting the phrase "or any other Affiliate" in its entirety and substituting therefor the new phrase "or any other
        Affiliate, except to Lime as contemplated by, and pursuant to, the Transaction Documents".

               (vi) Section 5.02(b) is amended by adding the word "and" immediately following clause (G) thereof and by adding the following new clause (H) immediately thereafter:

                       "(H)  Debt incurred in connection with the
               Project pursuant to the Note Purchase Agreement and the other Financing Documents, including, without limitation, any Debt permitted by Section 5.01(e) hereof;"

               (vii)   Section 5.02 is amended by adding the
        following new subsection (d) at the end thereof:

                       "(d)  Lime shall not permit Lime SPV to enter
               into any lime supply agreements other than (i)
               Economically Similar Contracts (as defined in
               Annex A to the Project Intercreditor Agreement) and (ii) other lime supply agreements that are approved in writing by the Lenders."

               (viii) Section 5.03(a)(i)(H) is amended in its entirety to read as follows:
                             -9-
                       "(H)  Liens created or permitted (1) by any
               Operative Document entered into in connection with this Agreement and (2) by any Transaction
               Document (including, without limitation, Permitted
               Liens (as defined in the Note Purchase
               Agreement)), and"

               (ix) Section 5.03(a)(ii) is amended by adding the following proviso at the end thereof:

                       "provided, however, that (a) notwithstanding
               the foregoing, Lime may (i) make advances to Lime
               SPV pursuant to Section 1.4(d) of the Master Common Facilities Agreement and (ii) make capital contributions (including, without limitation, the Investment (as defined in the Note Purchase
               Agreement)) to, and pay any other amount
               (including, without limitation, any amount required
               to be paid by Lime pursuant to Section 3.15 of the
               Lime Security Agreement (as defined in the Note Purchase Agreement) as in effect on the Initial
               Funding Date) on behalf of, Lime SPV, the SPV
               General Partner and the SPV Limited Partner (x) on
               or before the Conversion Date (as defined in Annex
               A to the Project Intercreditor Agreement) pursuant
               to the Financing Documents, in an aggregate amount
               not to exceed the sum of (A) $12,400,000 in the aggregate on the Initial Funding Date and (B) $5,300,000 in the aggregate for amounts required to be contributed by Lime to Lime SPV pursuant to
               Section 3.15(b) of the Lime Security Agreement (as defined in the Note Purchase Agreement) as in effect on the Initial Funding Date, and (y) from
               time to time after said Conversion Date, in an aggregate amount not to exceed the lesser of (1) $4,000,000 and (2) the amount disbursed to Lime SPV from the Construction Account (as defined in Annex
               A to the Project Intercreditor Agreement) on the Conversion Date pursuant to Section 2.1(b) of the Deposit and Disbursement Agreement as in effect on the Initial Funding Date, and (b) the foregoing provisions of this Section 5.03(a)(ii) shall not apply to Lime SPV, the SPV General Partner and the
               SPV Limited Partner."
                             -10-
               (x) Section 5.03(a)(iii) is amended by deleting the phrase "shall not apply to any Discontinued Subsidiary" in its entirety and substituting therefor the new phrase "shall not apply to any Discontinued Subsidiary, Lime
        SPV, the SPV General Partner or the SPV Limited
        Partner".

               (xi) Section 5.03(a)(iv) is amended by deleting the phrase "except that so long as no Default" in its entirety and substituting therefor the new phrase
        "except that (1) Lime SPV, the SPV General Partner and the SPV Limited Partner may sell or otherwise dispose of assets in the ordinary course of business (including, without limitation, the sale or other disposition of worn-out or obsolete equipment), (2) Lime SPV, the SPV General Partner and the SPV Limited Partner may sell or otherwise dispose of any assets to the Lenders (on behalf of the Companies) or, in the event that the Lenders have been given a right of first refusal to purchase such assets and have declined to exercise such right, to any other Person, (3) Lime SPV, the SPV General Partner and the SPV Limited Partner may merge or consolidate with or into any Person if the continuing or surviving entity is Lime SPV, the SPV General Partner or the SPV Limited Partner, and (4) so long as no Default".

               (xii) Section 5.03(a)(iv) is further amended by adding the following proviso at the end thereof:

               provided, however, that any decision by the Lenders to purchase assets from Lime SPV, the SPV General Partner or the SPV Limited Partner pursuant to clause (2) above shall be made by the Majority Lenders (provided, that any Lender that does not concur in the decision of the Majority Lenders shall not be obligated to provide any funds for the purchase price of such assets, unless such funds are otherwise available to be borrowed by the Companies from such Lender pursuant to the Revolving Credit Agreement and the Companies so request such borrowing pursuant to the terms thereof);

               (xiii) Neither Lime SPV, the SPV General Partner nor the SPV Limited Partner shall be obligated to comply with, and no Dravo Party shall cause Lime SPV, the SPV General Partner or the SPV Limited Partner to comply with, Sections 5.03(a)(v), 5.03(a)(vi), 5.03(a)(vii),
        5.03(a)(viii), 5.03(a)(ix), 5.03(b) or 5.03(c).

        (c) Amendments to Article VI. Article VI shall be amended as follows:

               (i) Section 6.01(c) is amended by deleting in its entirety the phrase "any Subsidiary" in each place in which it appears therein and substituting therefor in
        each case the new phrase "any Subsidiary (other than
        Lime SPV, SPV General Partner and SPV Limited Partner)".
                             -11-
               (ii) Section 6.01(e) is amended by deleting the phrase "4.01(j)" in its entirety and substituting therefor the new phrase "4.01(j), 4.01(m), 4.01(o)"

               (iii) Section 6.01(g) is amended by deleting the phrase "or any Subsidiary thereof" in its entirety and substituting therefor the new phrase "or any Subsidiary thereof (other than Lime SPV, SPV General Partner and
        SPV Limited Partner)".

               (iv) Section 6.01(h) is amended by deleting the phrase "or any Subsidiary thereof" in its entirety and substituting therefor the new phrase "or any Subsidiary thereof (other than Lime SPV, SPV General Partner and
        SPV Limited Partner)".

               (v) Section 6.01(i) is amended by deleting the phrase "or any Subsidiary thereof" in its entirety in each place in which it appears therein and substituting therefor in each case the new phrase "or any Subsidiary thereof (other than Lime SPV, SPV General Partner and
        SPV Limited Partner)".

               (vi) Section 6.01(j) is amended by deleting the phrase "or any Subsidiary thereof" in its entirety in each place in which it appears therein and substituting therefor in each case the new phrase "or any Subsidiary thereof (other than Lime SPV, SPV General Partner and
        SPV Limited Partner)".

               (vii) Section 6.01(l) is amended by deleting the phrase "or any Subsidiary thereof" in its entirety and substituting therefor the new phrase "or any Subsidiary thereof (other than Lime SPV, SPV General Partner and
        SPV Limited Partner)".

               (viii) Section 6.01(m) is amended by deleting the phrase "or any Subsidiary thereof" in its entirety and substituting therefor the new phrase "or any Subsidiary thereof (other than Lime SPV, SPV General Partner and
        SPV Limited Partner)".

               (ix) Section 6.01(o) is amended in its entirety to read as follows:

                       "(o)  at any time, the aggregate commitment
               for advances (excluding any sublimit or commitment for the issuance of letters of credit) under all revolving credit facilities of the Companies having a revolving term with an
                             -12-
               expiration date later than seven calendar months after such time shall be less than $46,700,000;"

               (x)     Section 6.01 is amended by adding the
        following new subsections (q), (r) and (s) at the end thereof:

                       "(q)  an "Event of Default" shall have
               occurred under the Note Purchase Agreement and the Notes (as defined in the Note Purchase Agreement) shall have been declared due and payable pursuant to the terms thereof; or

                       (r)  any event or condition (unless due to
               Uncontrollable Forces (as defined in Article 4 of the Master Common Facilities Agreement as in effect on the Initial Funding Date)) affecting the Project (other than the Project Kilns (as defined in Annex A to the Project Intercreditor Agreement)) shall have occurred that has had, or could reasonably be expected to have, a material adverse effect on the operation of the Black River Facility, and either (i) Lime SPV shall not have commenced remedial action, within 60 days after the occurrence of such event or condition, to cure such event or condition in such manner as shall be necessary to cause such adverse effect to cease to be material (or to cause such expectation to cease to be reasonable) or (ii) such remedial action shall not have been completed within 90 days after the occurrence of such event or condition, if reasonably susceptible to cure within such period, or, if not reasonably susceptible to cure within such period, Lime SPV shall not be diligently pursuing the steps necessary to effect such cure;
               or

                       (s) Lime shall have failed to make a Capacity Payment (as defined in the Note Purchase
               Agreement) and the Collateral Agent shall have received a written notice from the Required
               Holders (as defined in the Note Purchase
               Agreement) directing it to take action to realize upon the Assigned Lime Contract Collateral (as defined in Annex A to the Project Intercreditor
               Agreement) as a result of such failure;"

               (xi) Section 6.01 is amended by deleting the phrase "clauses (a) through (f), inclusive, or (k) through
        (p)" in its entirety and substituting therefor the new phrase "clauses (a) through (f), inclusive, or (k) through
        (s)".
                             -13-
        (d) Amendments to Article VII. Article VII shall be amended as follows:

               (i) Section 7.01(a) is amended in full to read as follows:

                       "(a)   Organization and Qualification.  Each
               of the Dravo Parties is a corporation duly organized and existing in good standing under the laws of its state of incorporation, each Subsidiary (other than a Discontinued Subsidiary) of a Dravo Party is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, and each of the Dravo Parties and each such Subsidiary has all requisite power and authority (corporate, partnership, or otherwise) to own its respective property and to carry on its respective business as now being conducted, and each of the Dravo Parties and each such Subsidiary is duly qualified as a foreign corporation or partnership (as the case may be) to do business and is in good standing in every jurisdiction in which the nature of the respective business conducted by it makes such qualification necessary."

               (ii)    Section 7.01 is amended by adding the
        following new subsections (q) and (r) at the end thereof:

                       "(q)   Ownership of Lime SPV, the SPV General
               Partner and the SPV Limited Partner. Lime owns directly 100% of all capital stock (other than one share of Class B Common Stock of the SPV General Partner that is owned by PruPower) of the SPV
               General Partner and the SPV Limited Partner, and the SPV General Partner and the SPV Limited
               Partner own directly 100% of the partnership interests of Lime SPV.

                       (r) Project Improvements. The real estate improvements described in Exhibit A to the Improvements Deed, dated as of August 1, 1994, between Lime and Lime SPV, have been constructed for use by the Project and were purchased with proceeds from the issuance of the Construction
               Notes and with additiontal funds made available to Lime SPV as equity contributions."
                             -14-
        (e) Amendments to Article VIII. Section 8.12 is amended by deleting each reference to "Section 4.02(c)" contained therein and substituting therefor in each case a reference to "Section 4.02(b)".

        1.02.  Amendments to Appendix A  Appendix A to the
Override Agreement shall be amended as follows:

        (a) The definition "PNB" is amended in its entirety to read as follows:

               "PNC" shall mean PNC Bank, National Association and its successors and assigns.

All references in the Override Agreement to "PNB" shall be deemed to be references to "PNC".

        (b) The definition "Consolidated Net Earnings" is amended by adding the following new phrase immediately following the phrase "(except for gains resulting from the use of net operating loss carry forwards),":

        "any items of gain (or plus any items of loss) that were included in determining such consolidated net income and were not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP),"

        (c) The definition "Consolidated Net Earnings" is further amended by adding the following new phrase immediately preceding the period at the end thereof:

        "provided, however, that any taxes deducted from earnings to amortize any deferred tax asset recognized after March 31, 1994 shall not be deducted in determining
        Consolidated Net Earnings"

        (d) The definition "Discontinued Operations Fixed Charge Coverage Ratio" is amended by deleting the phrase "EBDIAT of Dravo and its Subsidiaries" in its entirety and substituting therefor the new phrase "EBDIAT of Dravo and its Subsidiaries (provided, that with respect to Lime SPV, the SPV General Partner and the SPV Limited Partner, EBDIAT of such Persons shall not include Unavailable Cash unless and until such Unavailable Cash is distributed to Lime)".

        (e) The definition "Dravo Consolidated Net Tangible Assets" is amended by deleting the phrase "for borrowed money, and (iv) treasury" in its entirety and substituting therefor the new phrase "for borrowed money,
                             -15-
(iv) any gain from a reduction after March 31, 1994 in the valuation allowance against any deferred tax asset and (v) treasury".

        (f) The definition "Fixed Charge Coverage Ratio" is amended by deleting the phrase "EBDIAT of Dravo and its Subsidiaries for the three" in its entirety and substituting therefor the new phrase "EBDIAT of Dravo and its Subsidiaries (provided, that with respect to Lime SPV, the SPV General Partner and the SPV Limited Partner, EBDIAT of such Persons shall not include Unavailable Cash unless and until such Unavailable Cash is distributed to Lime) for the three".

        (g) The definition "Funded Debt" is amended by adding the following new phrase immediately preceding the period at the end thereof:

        " plus (iii) all off-balance sheet indebtedness (including, without limitation, guaranty obligations and indebtedness incurred in connection with sale/leaseback transactions), other than obligations under operating leases"

        (h) The definition "Notes" is amended by adding the phrase "the Additional Notes" immediately following the phrase
"the Prudential Revolving Note,".

        (i) The definition "Operative Documents" is amended by adding the phrase "the SPV Stock Pledge Agreement, the SPV
Partner Pledge Agreement, the Project Intercreditor Agreement, the Assignment and Security Agreement," immediately following the phrase "the Basic Mortgage,".

        (j) The definition "Security Documents" is amended by adding the phrase "the SPV Stock Pledge Agreement, the SPV
Partner Pledge Agreement, the Assignment and Security
Agreement," immediately following the phrase "the Basic
Mortgage,".

        (k) The definition "Subsidiary" is amended in its entirety to read as follows:

               "Subsidiary" shall mean, with respect to any
        Person, any corporation or unincorporated entity (including, without limitation, any general partnership or limited partnership) of which an aggregate of 50% or more of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or
                             -16-
        indirectly owned by said Person (whether directly or through one or more other Subsidiaries of such Person).
        In the case of an unincorporated entity, a Person shall be deemed to have 50% or more of interests having ordinary voting power only if such Person's vote in respect of such interests comprises 50% or more of the total voting power of all such interests in the unincorporated entity.

        (l) The following sentence is added to the end of Appendix A:

               "Each of the parties to the Operative Documents and the Transaction Documents and their counsel have reviewed and revised, or requested revisions to, the Operative Documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Documents and the defined terms contained herein and therein."

        (m) The following new definitions shall be inserted in alphabetical order in Appendix A:

               "Additional Notes" shall mean those certain
        Revolving Notes attached as Exhibits A-5, A-6, A-7 and A-8 to the Revolving Credit Agreement, executed by each of Basic and Lime in favor of each of the Lenders, respectively, and each Note delivered in substitution or exchange for any such Note.

               "Assignment and Security Agreement" means the Assignment and Security Agreement, dated as of August 1, 1994, by Lime in favor of the Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

               "Black River Facility" shall have the meaning set forth in Annex A to the Project Intercreditor Agreement.

               "Construction Notes" shall have the meaning set forth in the Note Purchase Agreement.

               "Deposit and Disbursement Agreement" shall mean the Deposit and Disbursement Agreement, dated as of August
        1, 1994, among Wilmington Trust Company, as Collateral Agent, Wilmington Trust Company, as Disbursement Agent, and Lime SPV, as said Agreement may be amended, modified or supplemented from time
                             -17-
        to time in accordance with the terms thereof and the terms of the other Transaction Documents.

               "Dravo Parties" shall have the meaning set forth in the first preliminary statement to the Override
        Agreement.

               "Financing Documents" shall have the meaning set forth in Annex A to the Project Intercreditor Agreement.

               "Initial Funding Date" shall have the meaning set forth in the Note Purchase Agreement.

               "Lime SPV" shall mean Dravo Black River Limited
        Partnership, a Delaware limited partnership.

               "Longview Credit Agreement" shall mean the $12,900,000 Loan Agreement, dated as of June 8, 1990, between Lime and FAB, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

               "Master Common Facilities Agreement" shall mean that certain Master Common Facilities Agreement, dated as of August 1, 1994, between Lime and Lime SPV, as said
        Agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof and the terms of the other Transaction Documents.

               "Note Purchase Agreement" shall mean that certain Note Purchase Agreement, dated as of August 1, 1994, by and between Lime SPV and PruPower, as said Agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof and the terms of the other Transaction Documents.

               "Project" shall have the meaning set forth in Annex A to the Project Intercreditor Agreement.

               "Project Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of August 1, 1994, by and among Wilmington Trust Company, PruPower, the Collateral Agent, FAB, PNC, Continental and Prudential, as consented to and acknowledged by Lime and Lime SPV, as such Agreement may be amended, modified or supplemented from time to time in accordance with its terms.
                             -18-
               "Prudential" shall mean The Prudential Insurance Company of America, acting through Prudential Capital Group, and its successors and assigns.

               "PruPower" shall mean The Prudential Insurance
        Company of America, as purchaser of the Construction
        Notes of Lime SPV pursuant to the Note Purchase
        Agreement, and its successors and assigns.

               "SPV General Partner" shall mean DBR General Inc., a Delaware corporation.

               "SPV Limited Partner" shall mean Dravo Black River
        Limited Inc., a Delaware corporation.

               "SPV Partner Pledge Agreement" shall mean the Partner Security Agreement, dated as of August 1, 1994, by the SPV General Partner and the SPV Limited Partner in favor of the Collateral Agent, as it may be amended, modified or supplemented from time to time in accordance with its terms.

               "SPV Stock Pledge Agreement" shall mean the Stock Pledge Agreement, dated as of August 1, 1994, by Lime in favor of the Collateral Agent, as it may be amended, modified or supplemented from time to time in accordance with its terms.

               "Transaction Documents" shall have the meaning set forth in Annex A to the Project Intercreditor Agreement.

               "Unavailable Cash" shall mean any and all Project Revenues (as defined in Annex A of the Project Intercreditor Agreement) that, pursuant to the terms of the Deposit and Disbursement Agreement or any other Transaction Document, are not available for distribution to Lime (other than any amounts paid for Debt Service
        (as defined in Annex A to the Project Intercreditor Agreement) and Operation and Maintenance Costs (as
        defined in Article 4 of the Master Common Facilities Agreement as in effect on the Initial Funding Date)); provided, however, that Unavailable Cash shall include any expenditures made by Lime SPV for Capital Additions
        or Modifications (as defined in Article 4 of the Master Common Facilities Agreement as in effect on the Initial Funding Date), or for any adjustments, alterations or other physical changes to the Project of any kind whatsoever, in excess of $1,500,000 in any calendar year to the extent that such excess was not funded with (i) additional
                             -19-
        Debt of Lime SPV or (ii) any equity contribution by Lime to Lime SPV made in accordance with Section 5.03(a)(ii) of the Override Agreement.


                                  ARTICLE II

                SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

        2.01.  Amendments to Revolving Credit Agreement  The
Revolving Credit Agreement shall be, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5.01 hereof, amended as follows:

        (a) Amendments to Article I. Article I shall be amended as follows:
               (i) The first sentence of Section 1.1 is amended in its entirety to read as follows:

               Subject to all the terms and conditions hereof, including without limitation Section 1.3, and so long as there shall exist no Event of Default or
               Default, Lenders, subject to the terms and
               conditions hereof, agree to lend to Borrowers such sums as Borrowers may request, from time to time, and at any time, on a revolving basis until April 30, 1996 (as such date may be extended pursuant to
               Section 1.9, the "Maturity Date"), provided that, after giving effect to the making of any such loans and the issuance of any Letter of Credit,
               the aggregate principal amount of outstanding revolving line of credit loans (including any loans deemed to be made pursuant to Section 11.2 as a result of a drawing on any Letter of Credit) plus the Stated Amount of all outstanding Letters of Credit (calculated after giving effect to any such drawing) made pursuant to this Agreement shall not at any time exceed the sum of SEVENTY FIVE MILLION AND NO/100THS ($75,000,000.00) DOLLARS, and
               provided further that the aggregate principal
               amount of outstanding revolving line of credit
               loans (including any loans deemed to be made
               pursuant to Section 11.2 as a result of a drawing
               on any Letter of Credit) plus the Stated Amount of all outstanding Letters of Credit (calculated after giving effect to any such drawing) made by a
               Lender pursuant to this Agreement shall not
               exceed the maximum limitation for each Lender
               shown opposite the name of each Lender and
               designated the
                             -20-
               "Revolving Line of Credit and Letters of Credit Facilities Combined" on Schedule I attached hereto and made a part hereof (calculated after giving effect to any termination of a Lender's Commitment (as defined in Section 1.9) pursuant to Section 1.9).

                       amended in its entirety to read as follows:

               Subject to all the terms and conditions hereof, Borrowers may borrow, repay and reborrow at any time or from time to time from the date hereof to and including April 30, 1996 (unless extended in writing pursuant to Section 1.9) or the termination of the revolving aspects of this Agreement with respect to advances pursuant to Section 8.1, whichever is earlier.

               (iii) The fifth sentence of Section 1.1 is amended in its entirety to read as follows:

               All sums advanced pursuant to the Revolving Line of Credit shall be payable, as to both principal and interest, and shall bear interest, at the rate and in the manner stated in the Revolving Notes of Borrowers, copies of which are attached hereto, marked Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8, and expressly made a part hereof as though fully set forth herein (the Revolving
               Notes).

               (iv) The sixth sentence of Section 1.1 is amended in its entirety to read as follows:

               Borrowers shall execute and deliver to Lenders the Revolving Notes in the aggregate sum of SEVENTY FIVE MILLION AND NO/100THS
               ($75,000,000.00) DOLLARS; provided, however, the liability of Borrowers to Lenders for the principal indebtedness of the Revolving Line of Credit shall be limited to the net principal amount actually advanced by Lenders to Borrowers under the Revolving Notes.

               (v) The fifth sentence of Section 1.3 is amended in its entirety to read as follows:

               The expiration date for each Letter of Credit issued hereunder (or caused to be issued hereunder) shall not be
                             -21-
               later than one year after the issuance date thereof, and no Letters of Credit issued hereunder by a Lender (or caused to be issued by a Lender) shall provide for an expiration date later than April 30, 1996 (as such date may be extended pursuant to Section 1.9).

               (vi)    Section 1.5 is amended by adding the
        following sentence at the end thereof:

               "In addition, the Borrowers agree to pay each Lender that agrees to extend the Maturity Date pursuant to Section 1.9 an annual renewal fee equal to the sum of (i) 0.125% of the amount of such Lender's Commitment and (ii) 0.625% of the excess, if any, of (A) such Lender's Commitment over (B) such Lender's Percentage of $69,000,000, payable on June 30 of the year in which such Lender agrees to such extension."

               (vii) The first sentence of Section 1.6 is amended in its entirety to read as follows:

               Borrowers agree to pay to Lenders on a basis proportionate with such respective Lender's Revolving Line of Credit commitment hereunder non-usage fees (the "Non-Usage Fees") in an aggregate amount equal to one-half of one percent (1/2 of 1%) per annum on the unutilized portion of the $75,000,000.00 Revolving Line of Credit payable quarterly in arrears on the fifth business day following each calendar quarter during the term of this Agreement.

               (viii) The following new Section 1.9 is added at the end of Article I:

                       Section 1.9 Extension of Maturity Date. (a) At least 10 but not more than 60 days before each June 30, the Borrowers may, by delivering a written request to the Agent (each such request being irrevocable), request that each Lender extend for one year the Maturity Date with respect to such Lender's Revolving Line of Credit commitment and commitment to issue (or cause to be issued) Letters of Credit (such commitments referred to herein collectively, with respect to each Lender, as such Lender's "Commitment"). The Agent shall, upon its receipt of such a request, promptly notify each Lender thereof, and request that each Lender
                             -22-
               promptly advise the Agent of its approval or rejection of such request.

                       (b) Upon receipt of such notification from the Agent, each Lender may (but shall not be required to), in its sole and absolute discretion (notwithstanding any covenant or other provision contained herein), agree to extend the Maturity
               Date with respect to its Commitment for a period of one year, and shall (should it determine to do so), no later than 60 days following its receipt of such notification, notify the Agent of its approval concerning such request. If any Lender shall not so notify the Agent, such Lender shall be deemed not to have consented to such request. The Agent shall thereupon provide written notice (the "Extension Notice") to the Borrowers and all of the Lenders as to the Lenders, if any, that have consented to such request. If, within such 60-day period, any Lender has elected not to extend (or failed to notify the Agent of its consent to extend) its Commitment, then each Lender that has agreed to extend the Maturity Date may, in its sole and absolute discretion, within ten business days after its receipt of the Extension Notice, withdraw its previous approval concerning such request.

                       (c)    The Commitment of each Lender that
               agrees to extend the Maturity Date shall be
               extended for a period of one year, commencing on
               the then-scheduled Maturity Date.  If any Lender
               has elected not to extend (or failed to notify the Agent of its consent to extend) its Commitment, such Lender's Commitment shall terminate
               automatically on the then-scheduled Maturity
               Date, and the Borrowers shall be required to repay on such date the outstanding principal amount of all Revolving Line of Credit loans, if any, made by such Lender, together with accrued interest, fees and all other amounts then payable to such Lender pursuant to this Agreement; provided, however, that the Borrowers may, provided that no Default
               or Event of Default shall then have occurred and
               be continuing, demand that such Lender assign to
               one or more financial institutions designated by
               the Borrowers (a "Replacement Lender"), on terms
               and conditions reasonably acceptable to such
               Lender, all (but not less than all) of such Lender's Commitment and the Revolving Line of Credit advances owing to it, which assignment shall be consummated within 45 days after such Lender notifies the
                             -23-
               Agent of its election not to extend its Commitment (or, if such Lender fails to notify the Agent of its consent to extend, within 45 days after such Lender is deemed to have failed to consent to such extension). The Borrower shall, as a condition to the effectiveness of any such assignment, cause the replacement of all Letters of Credit issued by such Lender with Letters of Credit issued by the Replacement Lender. The Borrowers shall notify the Lenders of any proposed Replacement Lender no later than ten days prior to the effectiveness of any such assignment. If, prior to the end of such 45-day period, any Lender that has agreed to extend the Maturity Date notifies the Borrowers that any proposed Replacement Lender is not acceptable to it, such Lender may withdraw its previous approval concerning such extension.

               (b) Amendment to Article V. Section 5.1(b)(1) is amended by inserting the phrase "and in the Note
        Purchase Agreement" immediately following the phrase
        "the representations and warranties of the Dravo
        Parties set forth herein".

               (c) Amendments to Article IX. Article IX shall be amended as follows:

               (i)     The first sentence of Section 9.1(a) is
        amended in its entirety to read as follows:

               Lenders agree as between themselves that upon receipt of a request for an advance hereunder by Borrowers (or either of them), and so long as there shall exist no Event of Default or Default, FAB will advance 31.88% of such request, PNC will advance 24.64% of such request, Continental will advance 28.99% of such request and Prudential will advance 14.49% of such request (each such percentage referred to herein as such Lender's "Percentage"; provided, however, that in no event shall the aggregate principal amount of the Revolving Line of Credit loans made hereunder by Lenders exceed $75,000,000.00.

               (ii) Section 9.1 is further amended by adding the following new subsections (c), (d) and (e) at the end thereof:

                       (c) Notwithstanding subsections (a) and (b) above, in the event that any Lender does not agree to provide any funds (to the extent that such
               funds are not otherwise
                             -24-
               available to be borrowed by the Borrowers from such Lender pursuant to this Agreement) for (i) the cure of any defaults pursuant to Article 6 of the Project Intercreditor Agreement or (ii) the purchase price of any assets sold by Lime SPV in connection with the exercise by the Lenders of any right of first refusal pursuant to Section 5.03(a)(iv)(2) of the Override Agreement, the Lenders that agree to provide such funds (the
               "Funding Lenders") shall advance such funds on a pro rata basis, based on the proportion of each Funding Lender's Commitment to the aggregate amount of the Commitments of the Funding Lenders.
               So long as no Event of Default shall have occurred and be continuing, notwithstanding Section 11.7, any amounts of principal prepaid or repaid by the Borrowers pursuant to this Agreement shall be applied, first, to the repayment of all advances made by the Funding Lenders pursuant to clauses
               (i) and (ii) above (on a pro rata basis based on the amount of advances made by each of the Funding Lenders) and second, to the repayment of all other amounts owing to the Lenders hereunder (on a pro rata basis in accordance with their respective percentages set forth in subsection (a) above), in each case otherwise in accordance with this Agreement. Upon the occurrence and during the continuance of an Event of Default, any amounts of principal prepaid or repaid by the Borrowers or otherwise realized pursuant to any Security
               Document shall be applied on a pro rata basis in accordance with the percentages of the Lenders set forth in subsection (a) above. Any funds provided by a Funding Lender pursuant to clauses
               (i) and (ii) above shall be deemed to be a Revolving Line of Credit advance made by such Lender to the Borrowers, and the Borrowers shall be obligated to repay such advances pursuant to the terms hereof. In furtherance of the foregoing, any purchase of assets pursuant to clause (ii) above shall be made on behalf of Lime, and Lime shall be the legal and beneficial owner of such assets.

                       (d)    In connection with any advances made
               by the Funding Lenders pursuant to subsection (c) above, the Companies shall execute such agreements, documents and instruments (including, without limitation, additional promissory notes), and take such further actions, as any Funding Lender may reasonably request.
                             -25-
                       (e)    Notwithstanding anything to the
               contrary contained herein, in order to effect the cure of any default pursuant to Article 6 of the Project Intercreditor Agreement, the Lenders shall have the right (but not the obligation) to advance funds on behalf of the Borrowers and to make any payments directly to any Persons (other than the Borrowers) to the extent necessary to cure such default.

               (d) Amendment to Article XI. The third sentence of Section 11.1 is amended by adding the phrase "provided, however, that until such time as the Additional Notes are paid in full and cancelled, all payments and prepayments of principal by the Borrowers shall be applied, first, to the payment of any amounts of principal outstanding under the Additional Notes and, second, to the payment of any amounts of principal outstanding under the other Revolving Notes" immediately preceding the period at the end thereof.

               (e) Amendment to Article XIII. The address for notices to Prudential contained in Section 13.6 shall be amended in its entirety to read as follows (and such address shall be used for all notices under the Operative Documents):

                              The Prudential Insurance Company of
                                America
                              c/o Prudential Capital Corporation
                              Three Gateway Center
                              100 Mulberry Street
                              Newark, New Jersey 07102
                              Attention:  Investment Adminstration
                                           Unit

                              With a copy to:

                              Until September 15, 1994:

                              The Prudential Insurance Company of
                                America
                              c/o Prudential Capital Group
                              One Atlantic Center, Suite 3050
                              1201 West Peachtree Street
                              Atlanta, Georgia 30309
                              Attention:    Managing Director
                             -26-
                              On and after September 15, 1994:

                              The Prudential Insurance Company of
                                America
                              c/o Prudential Capital Group
                              1230 Peachtree Street, Suite 2525
                              Atlanta, Georgia 30309
                              Attention:    Managing Director

                              And to:

                              Patricia Ferrari, Esq.
                              King & Spalding
                              120 West 45th Street
                              New York, New York  10036

               (f) Schedules and Exhibits. Schedules I and II to the Revolving Credit Agreement are deleted in their entirety and Schedules I and II attached hereto are substituted therefor, respectively. Exhibits A-1, A-2, A-3 and A-4 to the Revolving Credit Agreement are deleted in their entirety and Exhibits A-1, A-2, A-3 and A-4 attached hereto are substituted therefor, respectively. Exhibits A-5, A-6, A-7 and A-8 attached hereto are hereby added as Exhibits A-5, A-6, A-7 and A-
        8, respectively, to the Revolving Credit Agreement.


                                  ARTICLE III

                     AMENDMENTS TO INTERCREDITOR AGREEMENT

        3.01.  Amendments to Intercreditor Agreement  The
Intercreditor Agreement shall be, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5.01 hereof, amended as follows:

        (a) Amendments to Section 1. Section 1 shall be amended by adding the following new subsections (j), (k), (l), (m), (n) and (o) at the end thereof:

               "(j) Notwithstanding the terms of the Override Agreement or any Transaction Document, in the event that the Collateral Agent receives notice pursuant to
        the first sentence of Article 5 of the
                             -27-
        Project Intercreditor Agreement, the Collateral Agent shall take actions pursuant to said Article 5 only at the direction of the Majority Lenders; provided, however, that any Secured Party that does not concur in the directions of the Majority Lenders shall not be obligated to provide any funds for the purchase price of the "Existing Creditors Call Option" (as defined in said
        Article 5), unless such funds are otherwise available to be borrowed by the Companies from such Secured Party pursuant to the Revolving Credit Agreement and the Companies so request such borrowing pursuant to the terms thereof.

               (k) Notwithstanding the terms of the Override Agreement or any Transaction Document, the Collateral Agent shall take actions pursuant to Article 6 of the Project Intercreditor Agreement only at the direction of the Majority Lenders; provided, however, that any Secured Party that does not concur in the directions of the Majority Lenders shall not be obligated to provide any funds for the cure of any defaults pursuant to said
        Article 6, unless such funds are otherwise available to be borrowed by the Companies from such Secured Party pursuant to the Revolving Credit Agreement and the Companies so request such borrowing pursuant to the terms thereof.

               (l)  Notwithstanding the terms of the Override
        Agreement or any Transaction Document, the Collateral
        Agent shall take actions pursuant to Section 3.3(vi) of the Project Intercreditor Agreement only at the direction of the Majority Lenders.

               (m) Notwithstanding the terms of the Override Agreement or any Transaction Document, the Collateral Agent shall agree to amendments of (i) Article III of the Master Common Facilities Agreement only with the consent or at the direction of all of the Secured Parties, (ii) any provisions in the Master Common Facilities Agreement regarding the use or disposition of any Collateral only with the consent or at the direction of all of the Secured Parties, and (iii) any other provisions in the Master Common Facility Agreement only with the consent or at the direction of the Majority Lenders.

               (n) The Secured Parties hereby consent to the execution and delivery by the Collateral Agent of the following documents on or before the Initial Funding
        Date: (i) amendments to the Basic Mortgage and the Lime Mortgages, in substantially the form of Exhibits B-1, B-2, B-3 and B-4 attached to the Amendment Agreement, dated as of August 1, 1994, among the Dravo Parties, the Lenders and FAB, as agent for the Lenders; (ii) the Mortgage
                             -28-
        Subordination Agreement, dated as of August 1, 1994, by and between the Collateral Agent and Lime SPV; (iii) the Assignment and Security Agreement; (iv) the SPV Stock Pledge Agreement; (v) the SPV Partner Pledge Agreement;
        (vi) UCC-1 financing statements with respect to the collateral described in the Assignment and Security Agreement, the SPV Partner Pledge Agreement and the amendments described in clause (i) above; (vii) a Deed of Partial Release (the "Release") with respect to certain improvements located on the Site (as defined in the Note Purchase Agreement) that will be owned by Lime SPV; and
        (viii) UCC-3 financing statement amendments with respect to the property described in the Release and in the Warranty Bill of Sale and Assignment, dated as of August 1, 1994, by Lime to Lime SPV.

               (o) Each Secured Party shall have the right, but not the obligation, to provide funds for the purchase price of the "Existing Creditors Call Option" (as defined in Article 5 of the Project Intercreditor Agreement) in an amount equal to such Secured Party's Percentage (as defined in Section 9.1(a) of the Revolving Credit Agreement) of such purchase price (or such lesser or greater amount as such Secured Party may agree to provide)."


                                  ARTICLE IV

                       AMENDMENTS TO SECURITY AGREEMENT

        4.01.  Amendments to Security Agreement  The Security
Agreement shall be, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 5.01 hereof, amended as follows:

        (a) Amendments to Section 1. Section 1 shall be amended as follows:

               (i) The definition "Collateral" is amended by deleting the word "and" at the end of subsection (g) thereof, by redesignating subsection "(h)" as subsection "(i)", and by adding the following new subsection (h) immediately after subsection (g) thereof:

                       "(g)   all machinery, furnishings,
               accessories and equipment of the Companies in all of its forms, wherever located (including, without limitation, all machinery and equipment set forth in Schedule VII attached hereto), now or
                             -29-
               hereafter existing, all fixtures and all parts thereof and all accessions thereto, and any additions, substitutions or replacements thereof; and"

               (ii)    The definition "Assigned Contracts" is
        amended by adding the following phrase immediately preceding the period at the end thereof:

                       ", and the contracts set forth on Schedule
               VII attached hereto"

        (b) Schedule VII attached hereto is hereby designated as "Schedule VII" to the Security Agreement and shall be deemed to be attached thereto and made a part thereof.


                                   ARTICLE V

                             CONDITIONS PRECEDENT

        5.01. Conditions of Effectiveness This Amendment shall become effective when, and only when, (a) the Agent shall have received counterparts of this Amendment executed by each of the Dravo Parties and the Lenders, (b) all accrued but unpaid interest, fees and expenses under the terms of the Revolving Credit Agreement, as amended hereby, all fees set forth in the Lenders Fee Letter (as defined below) and the Prudential Fee Letter (as defined below), and all outstanding fees and expenses of counsel to the Agent and the Lenders, shall have been paid in full to the extent due and payable after giving effect to this Amendment, (c) the Agent additionally shall have received all of the following documents, each (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Agent and the Lenders:

               (i) Copies of (A) all documents evidencing all requisite corporate action of each Dravo Party
        (including any and all resolutions of the Board of Directors of each Dravo Party) authorizing the execution, delivery and performance of this Amendment
        and the matters contemplated hereby and thereby, (B) all documents evidencing all Governmental Approvals, if any, with respect to this Amendment and the matters contemplated hereby and thereby, (C) the certificate or articles of incorporation (certified as of a recent date by the Secretary of the State of its jurisdiction of incorporation) and by-laws of each Dravo Party, the SPV General
                             -30-
        Partner and the SPV Limited Partner, (D) the agreement of limited partnership and the certificate of limited partnership of Lime SPV, and (E) each Transaction Document, in each case certified by the Secretary or an Assistant Secretary of the relevant Dravo Party as being in full force and effect and not having been modified, rescinded or revoked and, in the case of clause
        (E) above, as being true and correct copies of all of the Transaction Documents.

               (ii) A good standing certificate issued by the Secretary of State of its incorporation and certificates of qualification to do business as a foreign corporation for each Dravo Party issued by the Secretary of State of each State in which such Dravo Party is required by law to be qualified to do business, each dated as of a date not more than five days prior to the date hereof.

               (iii)   A certificate of the Secretary or an
        Assistant Secretary of each Dravo Party certifying the names and true signatures of the officers authorized to sign this Amendment on behalf of such Dravo Party and, in the case of Lime and Basic, the amendments to the Lime Mortgages and the Basic Mortgage, and any other documents to be delivered by such Dravo Party hereunder or thereunder.

               (iv)    Duly executed copies of the Notes, in
        substantially the forms of Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 attached hereto.

               (v) A duly executed copy of the SPV Stock Pledge Agreement, granting to the Lenders a second priority
        Lien on the capital stock of the SPV General Partner and the SPV Limited Partner.

               (vi) A duly executed copy of the SPV Partner Pledge Agreement, granting to the Lenders a second priority Lien on the partnership interests of the SPV General Partner and the SPV Limited Partner in Lime SPV.

               (vii) A duly executed copy of an amendment to each of the Basic Mortgage and the Lime Mortgages, in substantially the form of Exhibits B-1, B-2, B-3 and B-4, respectively, attached hereto (the "Mortgage
        Amendments").

               (viii)  A duly executed copy of the Assignment and
        Security Agreement.
                             -31-
               (ix) Evidence satisfactory to the Agent of the completion of all recordings, notices and filings necessary to perfect the Liens created of the SPV
        Partner Pledge Agreement, the SPV Stock Pledge
        Agreement, the Assignment and Security Agreement and the Mortgage Amendments.

               (x) A signed copy of a commitment for title insurance providing for a date-down endorsement to the title insurance policies issued by Commonwealth Land Title Insurance Company, Loan Policy Numbers E0836267, E0835807, E0836263 and E0836659, containing such exceptions as the Lenders may determine to be acceptable.

               (xi) An executed copy of (A) the fee letter from the Dravo Parties to the Lenders (the Lenders Fee
        Letter), setting forth certain fees payable to the Lenders on the date of effectiveness of this Amendment (the Effective Date) and (B) the fee letter from the Dravo Parties to Prudential (the Prudential Fee Letter), setting forth certain fees payable to Prudential on the Effective Date.

               (xii) The six outstanding Letters of Credit issued by the Lenders pursuant to the Revolving Credit
        Agreement shall have been replaced with new Letters of Credit, each in form and substance satisfactory to the Lenders.

               (xiii) Each of the conditions precedent set forth in Section 5 of the Note Purchase Agreement shall have been fulfilled to the satisfaction of, or waived by, PruPower and PruPower shall have purchased the Construction Notes.

               (xiv)   A favorable opinion of Buchanan Ingersoll,
        Professional Corporation, special counsel for the Dravo
        Parties, in substantially the form of Exhibit D-1 attached hereto.

               (xv) An opinion from legal counsel licensed to practice in each State in which the property covered by the Lime Mortgages and the Basic Mortgage is located, in substantially the form of Exhibit D-2 attached hereto.

               (xvi)   Such other documents, instruments,
        approvals (and, if required by the Agent, certified duplicates of executed copies thereof) or opinions as the Agent or any Lender may reasonably request.
                             -32-
        (d) The representations and warranties contained herein shall be true on and as of the Effective Date; there shall exist on the Effective Date no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of any Dravo Party or its Subsidiaries since December 31, 1993; and each Dravo Party shall have delivered to the Lenders an Officer's Certificate, dated the Effective Date, with respect thereto.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

               6.01. Representations and Warranties of the Dravo Parties (a) Each of the Dravo Parties hereby repeats and confirms each of the representations and warranties made by it in Article VII of the Override Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", the "Operative Documents",
"hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Override
Agreement and the Operative Documents, in each case as amended hereby.

        (b) Each of the Dravo Parties represents and warrants as follows:

               (i)     Such Dravo Party and each of its
        Subsidiaries (other than Lime SPV) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

               (ii) Lime SPV is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

               (iii) The execution, delivery and performance by such Dravo Party of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A)
        such Dravo Party's charter or by-laws, (B) law or (C) any legal or contractual restriction binding on or affecting such Dravo Party; and such execution, delivery and performance do not
                             -33-
        or will not result in or require the creation of any Lien (other than as contemplated hereby) upon or with respect to any of its properties.

               (iv) No Governmental Approval is required for the due execution, delivery and performance by such Dravo
        Party of this Amendment, except for such Governmental Approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

               (v) This Amendment constitutes the legal, valid and binding obligations of such Dravo Party enforceable against such Dravo Party in accordance with its terms; subject to the qualifications, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

               (vi) Except as set forth in the Litigation Status Report, dated August 3, 1994, from James J. Puhala, Vice President, General Counsel and Secretary of Dravo, a copy of which has been delivered to each of the Lenders, there are no pending or threatened actions, suits or proceedings affecting such Dravo Party or any of its Subsidiaries or the properties of such Dravo Party or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of such Dravo Party and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Override Agreement or any other Operative Document, in each case as amended by this Amendment.


                                  ARTICLE VII

                                 MISCELLANEOUS

        7.01. Reference to and Effect on the Operative Documents (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Revolving Credit Agreement and the Override Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Revolving Credit Agreement and the Override Agreement, respectively, and each reference in the other Operative Documents to "the Revolving
                             -34-
Credit Agreement", "the Override Agreement", "thereunder", "thereof" or words of like import referring to the Revolving Credit Agreement and the Override Agreement, shall mean and be a reference to the Revolving Credit Agreement and the Override Agreement, respectively, as amended hereby.

        (b) Except as specifically amended above, the Revolving Credit Agreement, the Override Agreement and the Notes, and all other Operative Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Dravo Parties under the Revolving Credit Agreement, the Notes and the other Operative Documents, in each case as amended hereby.

        (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Operative Documents, nor constitute a waiver of any provision of any of the Operative
Documents.

        7.02.  Consent to Project Intercreditor Agreement  The
Dravo Parties hereby consent to the terms and conditions of the Project Intercreditor Agreement and to the Lenders entering into such Agreement.

        7.03. Costs and Expenses The Dravo Parties jointly and severally agree to pay on demand all costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, the Transaction Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Amendment. The Dravo Parties jointly and severally further agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Transaction Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 7.03.

        7.04.  Execution in Counterparts  This Amendment may be
executed in any number of counterparts and by different
parties hereto in separate counterparts, each of which when so executed and delivered shall be
                             -35-
deemed to be an original and all of which taken together shall constitute but one and the same instrument.

        7.05. Governing Law This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                        [Signatures on Next Two Pages.]
                             -36-
        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     FIRST ALABAMA BANK



                                     By F. W. TAUL
                                        Name: F. W. Taul
                                        Title: Executive Vice President


                                     PNC BANK, NATIONAL ASSOCIATION



                                     By RICHARD D. RODGERS
                                        Name: Richard D. Rogers
                                        Title: Vice President


                                     CONTINENTAL BANK



                                     By  ADAM BALBACH
                                        Name: Adam Balbach
                                        Title: Vice President


                                     THE PRUDENTIAL INSURANCE
                                       COMPANY OF AMERICA



                                     By CATHERINE A. CATES
                                         Vice President
                           -37,38,39-

                                     DRAVO CORPORATION



                                     By ERNEST F. LADD III
                                        Name: Ernest F. Ladd III
                                        Title: Executive Vice President


                                     DRAVO LIME COMPANY



                                     By ERNEST F. LADD III
                                        Name: Ernest F. Ladd III
                                        Title: Executive Vice President


                                     DRAVO BASIC MATERIALS
                                       COMPANY, INC.



                                     By ERNEST F. LADD III
                                        Name: Ernest F. Ladd III
                                        Title: Executive Vice President

                             -40-
                                                                   SCHEDULE I


                   SCHEDULE I TO REVOLVING CREDIT AGREEMENT


Financing Commitments
(Expressed in Millions)


FIRST ALABAMA BANK

        -      Revolving Line of Credit and Letters
               of Credit Facilities Combined                     $23.91


PNC BANK, NATIONAL ASSOCIATION

        -      Revolving Line of Credit and Letters
               of Credit Facilities Combined                     $18.48


CONTINENTAL BANK

        -      Revolving Line of Credit and Letters
               of Credit Facilities Combined                     $21.74


THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

        -      Revolving Line of Credit and Letters
               of Credit Facilities Combined                      $10.87


TOTAL                                                            $75.0
                             -41-
                               SCHEDULE II


                          SCHEDULE II TO REVOLVING CREDIT AGREEMENT


                         Maximum Stated Amount of Letters of Credit
                       To Be Issued (or Cause To Be Issued) By Lenders

                                                                     Lender's
                                         Stated Amount               Percentage


FIRST ALABAMA BANK                       $3,179,905.00               31.88%

PNC BANK, NATIONAL                       $2,457,740.00               24.64%
  ASSOCIATION

CONTINENTAL BANK                         $2,891,635.00               28.99%

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA                     $1,445,320.00               14.49%

TOTAL                                    $9,974,600.00               100.00%
                                        -42-